SYSTRAN Financial Services Corporation
FACTORING AGREEMENT

This Factoring Agreement (the "Agreement") is between SYSTRAN Financial Services Corporation ("SYSTRAN") and United States Antimony Corporation (the"Seller"), whose address is set forth on the last page hereof. In
consideration of mutual covenants herein contained and for other good    and
valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. DEFINITIONS: A "Debtor" means a person or entity obligated to pay a Bill. A "Bill" means any right to payment for services rendered or goods sold by Seller to a Debtor evidenced by a writing which complies with the
general requirements of SYSTRAN as those may be set       forth in the Seller
Information Manual, as described in Paragraph 2.8.      A "Chargeback" means a
return of a Bill to Seller and a debit of Seller's account. "Recourse" means the right to Chargeback a Bill to Seller.

    2.    PURCHASE OF BILLS

     2.1 Seller agrees to present for purchase such Bills as it desires SYSTRAN to purchase arising from the services of Seller
 and goods sold by Seller.     SYSTRAN, at its sole discretion, may purchase
such Bills as SYSTRAN determines meet the standards set
 by     SYSTRAN from time to time. Seller shall submit to SYSTRAN an original and two (2) copies of each Bill which shall be attached
 to a schedule form provided by SYSTRAN. Should the Debtor require any additional documentation as a prerequisite to payment, Seller will also provide such documentation with each Bill.

     2.2 SYSTRAN will settle with the Seller by mailing or sending via facsimile to the Seller a settlement statement setting forth the Bills purchased, the amount paid, and any deductions made for fees,
charges or security deposit and depositing funds as follows:  [   ] Mail funds
due Seller. [   ] U.P.S. funds due Seller. [ &radic; ] Wire funds due Seller into bank account specified by Seller on wire
 authorization form. [   ] Deposit funds due Seller.

     2.3 Any payment to Seller may be reduced by SYSTRAN by any amount due from Seller to SYSTRAN, including but not limited to the Security deposit, Chargebacks, fees and costs.

     2.4 SYSTRAN will give notice to the Debtors of the assignment of any Bills purchased by placing a legend on the Bills stating the Bills have been sold and assigned to SYSTRAN and are payable to SYSTRAN at an address designated by SYSTRAN. Seller agrees that all Debtors
can be  notified of an address specified by   SYSTRAN, and Seller will not
attempt to direct payment other than
to that address. Seller agrees to pay all costs and expenses incurred by SYSTRAN in giving such notice or notices as SYSTRAN deems necessary by whatever means SYSTRAN deems necessary. All remittances received by Seller for payment of Bills previously sold to SYSTRAN are the property of SYSTRAN and shall be held in trust by Seller for SYSTRAN and shall be delivered immediately to
SYSTRAN in the identical form of payment received by Seller. Should Seller receive a check comprising payment both to Seller and SYSTRAN, Seller will turn over the check to SYSTRAN, and SYSTRAN will refund Seller's portion to Seller, less any amounts outstanding and due from Seller to SYSTRAN. In the event that Seller collects directly from the Debtor a Bill which has been sold to SYSTRAN and Seller does not deliver immediately to SYSTRAN the identical form of payment received by Seller, Seller will be charged an administrative fee. The amount of the fee shall be determined by SYSTRAN at its sole discretion, but shall not exceed three times the normal fee, pursuant to paragraph three below. Seller agrees that any collection by or directly from the Debtor by Seller of a Bill which has been sold to SYSTRAN is a default under the terms of this Agreement.

     2.5 Any Bills in a special purchase shall be subject to all provisions of this Agreement. A special purchase is the purchase at the beginning of the factoring relationship of Seller's Bills that are either billed by Seller, previously financed by lender, or previously sold and assigned to another factor.

     2.6 SYSTRAN has provided to Seller a Seller Information Manual, which is a guide to policy and procedures concerning daily submission of Bills, collection efforts, and other matters. The Seller Information Manual is not part of this Agreement. Seller
hereby acknowledges receipt of the Seller  Information  Manual.    These
procedures are only guidelines to ensure the efficient operation of the factoring process. SYSTRAN may change any procedure at any time, and may choose not to follow procedures at its discretion

    3.     SERVICE FEES.     SYSTRAN shall charge and Seller shall pay a fee
of  four  point  zero  percent (4.0%) of the face amount of
all Bills purchased for the first $ 1,200,000.00 in total purchases and two point zero percent (2.0%) of the face amount of all Bills
purchased thereafter, and an additional service fee as follows:   $ 1.00   per
bill .  The service fee shall be payable upon the purchase of any Bill by SYSTRAN, and SYSTRAN may choose to collect service fees wither
from payments due Seller or may   bill the Seller
periodically, SYSTRAN may, upon prior notice to Seller, change any fee and such change shall be effective upon receipt of the notice; provided, that SYSTRAN may change the amount of any fee caused by a change in SYSTRAN's cost of funds without prior notice to Seller, but must notify Seller of such change on the next settlement statement sent to the Seller. A fee change due to a change in cost of funds will be effective upon the date of the change which will be indicated on the settlement statement.

     3.1 MINIMUM VOLUME AND FEE. Seller agrees to sell to SYSTRAN a minimum of $15,000.00 in Bills per month. In the event that Seller fails to sell $15,000.00 in Bills per month for each of two consecutive months, Seller's fee will automatically be increased at the beginning of the third month. The minimum fee after the increase will be 4.5% or the current fee, whichever is higher. SYSTRAN may increase the fee beyond these levels as its discretion. The fee will be automatically lowered to the last fee in effect should Seller's monthly purchase volume exceed $15,000.00 per month for each of two consecutive months.

    4.    DEPOSIT.    In order (a) to secure Seller's performance of its
obligations arising hereunder, (b) to provide security for payment

FA1198  Seller Approval   \s\   JCL

SYSTRAN Financial Corporation
FACTORING AGREEMENT Continued . . .

of Seller's liabilities or deficiencies arising hereunder, and (c) to provide security to SYSTRAN's borrowing sources, Seller shall deliver to SYSTRAN the deposit described below. Seller acknowledges that SYSTRAN has given its lender a security interest in all of its customer deposits to secure payment of certain credit lines to finance SYSTRAN's Seller's accounts receivable. Seller hereby transfers and assigns to SYSTRAN all of Seller's rights in and to such deposit on the conditions set forth below and subordinates all of its right, title and interest in and to such deposit to the right, title and interest of SYSTRAN's lender to such deposit. The foregoing transfer and subordination are absolute and unconditional. Subject to the subordination, the terms of the deposit are as follows.

     4.1    AMOUNT OF DEPOSIT.    Seller's deposit shall be equal to fifteen
percent (15 % ) of Seller's Bills that are ninety
(90) days old or less computed from date of purchase.

     4.2     ADJUSTMENT OF DEPOSIT.   The amount of Seller's deposit will be
reviewed and, if necessary, adjusted each day. Increases in the amount of Seller's deposit will be withheld by SYSTRAN from payments to Seller to the extent necessary pursuant to
 this Agreement.   If sufficient bills are not purchased to fund the increase,
Seller will pay the amount of the increase upon demand.   Decreases will be
repaid to Seller's deposit amount.

     4.3    REPAYMENT OF DEPOSIT.   Effective upon termination of this
Agreement, no Deposit will be released to Seller
 except at SYSTRAN's sole discretion. Effective upon termination, all other sums that may become due to Seller by SYSTRAN will be included in the Deposit. The effective Deposit percentage may be greater than the Deposit percentage set forth in paragraph 4.1. The balance of the Deposit will be repaid to Seller at such time as all Bills are paid in full. In the event that Chargebacks to Seller exceed the amount of Seller's Deposit, none of Seller's Deposit will be repaid and Seller will pay SYSTRAN an amount equal to such excess. Such excess amount shall bear interest at four percent (4%) over prime as announced by SYSTRAN's lender from the date notice of the excess liability is rendered to Seller until payment is received.

    5.    SECURITY INTEREST.   The purchase of the Bills of Seller by SYSTRAN
is absolute subject to the right to Chargeback.   In addition to the outright
ownership of those Bills purchased by SYSTRAN, to secure the payment and performance of indebtedness and obligations of Seller to SYSTRAN now existing and hereafter arising, SYSTRAN shall have and is hereby granted a present continuing security interest in all Bills, accounts and accounts receivable of Seller, whether now existing or hereafter created, together with all guaranties, security, books and records, accounts, correspondence, and documents with respect to such Bills, and, in addition, Seller hereby grants SYSTRAN a security interest in the deposit provided for in
Section 4 above, all of Seller's inventory, contract rights, general intangibles, money, instruments, documents, chattel paper, securities, credits, claims and demands against SYSTRAN or others, and all other goods and personal property of all kinds belonging to the Seller, whether presently existing or hereafter acquired, together with any proceeds, products.

     5.1    FINANCING STATEMENTS.   Seller shall not execute or file any
financing statement, supplements or amendments thereto, or any other instruments or security agreement covering the collateral described above in favor of anyone other the SYSTRAN. Seller shall execute and deliver to SYSTRAN any financing statements, title documents, supplements or amendments thereto and any other instruments which SYSTRAN from time to time may reasonably require to perfect, preserve, protect or enforce the security interest of SYSTRAN hereunder or the priority of such security interest. Seller shall pay all costs of filing such statements or instruments with appropriate governmental authorities together with the costs of all lien searches. Seller agrees that either a carbon, photocopy, or other reproduction of this Agreement is sufficient as a financing statement under this Agreement.

     5.2 SYSTRAN may, in its sole discretion, elect to discharge any security interest, lien or other encumbrance upon any bill for service or bill for goods sold purchased by SYSTRAN. Any such payments and all expenses incurred in connection therewith shall be treated as a Chargeback. SYSTRAN shall have no obligation to discharge any such security interest, lien or encumbrance.

   6.    RECOURSE, DISPUTES AND CHARGEBACKS.

     6.1 All Bills are purchased by SYSTRAN from Seller with full recourse. All Bills may be Chargedback to Seller at any time after ninety (90) days after the purchase date if not collected from Debtor within such period or at any time, if SYSTRAN determines, in its sole discretion, that the Bill is not collectable.
SYSTRAN shall not deem a disputed Bill uncollectible without allowing Seller a reasonable time to settle the dispute not to exceed fourteen (14) days from notice of dispute. It is within SYSTRAN's discretion as to when a Bill over such time periods may be Chargedback to Seller. Regardless of Bill type: 1) All Bills in a special purchase by SYSTRAN, as defined in paragraph 2.5, are subject to Chargeback ninety (90) days from the date of special purchase by
SYSTRAN:
2) All Bills owing by Canadian Debtors and logistics companies are subject to Chargeback ninety (90) days from the date of purchase by SYSTRAN.

     6.2 In addition, SYSTRAN reserves the right, however, from time to time and at its absolute discretion, to Chargeback to Seller any Bill which does not conform to the representations and warranties set forth in the Agreement or is discovered not to conform with the reasonable standards which SYSTRAN may set for Bills.
SYSTRAN shall have a continuing security interest in any Bill which is Chargedback to the Seller, but Seller shall immediately upon receiving notice of a Chargeback pay to SYSTRAN the Chargeback amount and does hereby authorize SYSTRAN to deduct any Chargeback from the daily settlements described in Section 2. Interest on any unsatisfied Chargeback shall bear interest at the rate of four percent (4%) over prime as announced by
SYSTRAN's
lender. Chargeback of any Bill does not authorize Seller to collect any outstanding sum owing on that Bill from a Debtor. All amounts owing on from the Debtor on a Chargeback Bill remain payable to SYSTRAN.
     6.3    COLLECTION OF BILLS.    SYSTRAN may, but is not required to,
commence any action, including legal action, to
collect a Bill.   All costs of collection, including attorney fees, court
fees, and costs of investigation, will be the responsibility of the Seller. Prior to any act of default, SYSTRAN will commence litigation only with
Seller's authorization.   Subsequent to an act of default, SYSTRAN may file
suit as it decides necessary without Seller's authorization. In the event of default, Seller hereby grants authorization to SYSTRAN to settle or compromise any bill dispute, including litigation, with any uncollected amount being subject to Chargeback, together with all other amounts for which Seller is obligated to SYSTRAN.

    7.    WARRANTIES AND REPRESENTATIONS.

     7.1 Seller warrants and represents with respect to all Bills sold to SYSTRAN that (a) the bill is genuine and in all respects what it purports to be; (b) Seller has good title to the Bill and the Bill is free and clear of all encumbrances, liens and prior claims, and that the Seller has the legal right to sell the Bill; (c) Seller has no knowledge of any fact which may impair the validity of the Bill or make it uncollectible in accordance with its terms and face amount; (d) the Bill made according to lawful and valid contracts which Seller has executed; (e) there are no counter claims or setoff or defenses existing in favor of the Debtor, whether arising from the services or products which are the subject of the Bill or otherwise there has ben no agreement as to the issuance or granting of any discount on the Bill; (f) if the Bill is not a duplicate of and does not cover the same services or charges or purchase price as a Bill previously purchased by SYSTRAN from the Seller or bill directly by the Seller to the Debtor; (g)
Seller does not own, control, or exercise dominion over the business of any Debtor whose Bills are factored by Seller to SYSTRAN. Seller is not a subsidiar y of any Debtor and no Debtors control or exercise dominion over the business of Seller; (h)
Seller will not under any circumstances or in any manner whatsoever interfere with any of SYSTRAN's rights under the Factoring
Agreement in connection with SYSTRAN's factoring of Seller's Bills; (i) immediately upon sale of Bills to SYSTRAN, Seller will make proper entries on its books and records, disclosing the absolute sale of such Bills to SYSTRAN;
(j) Seller has not and will not pledge the credit of SYSTRAN to any person or business for any purpose whatsoever; (k) until the sale by Seller to Debtor of the inventory described in the Bill, Seller had good title to that inventory, that inventory was free of all encumbrances, liens and prior claims, and Seller had the legal right to sell that inventory.

     7.2 If the Seller is a corporation, it is duly organized, existing, and in good standing under the laws of Montana. If Seller represents him or herself to be a sole proprietorship or a partnership, such representation shall be deemed conclusive and binding upon
 Seller. Seller is duly qualified to do business and is in good standing in every other state in which such qualification is required. If
Seller is a corporation, execution, delivery and performance hereof are within its corporate powers, have ben duly authorized, and are not in contradiction of law or the terms of its charter, by-laws or other incorporation papers, or any indenture, agreement or undertaking to which it is a party or by which it is bond. In addition, the Seller has all licenses and certificates necessary for the operation of its business and the issuance of Bills.

     8.    POWER OF ATTORNEY.     In order to carry out the Factoring
Agreement, and to avoid unnecessary notification of Debtors,
Seller irrevocably appoints SYSTRAN or any per designated by SYSTRAN, its special attorney-in-fact or agent with power to: Bill, receive and collect all amounts which may be due or become due to Seller from Debtors and to use Seller's name for purposes of billing and collection of amounts due; Delete Seller's address on all Bills mailed to Debtor and
substitute SYSTRAN's address;    Receive, open
and dispose of all mail addressed to Seller or Seller's trade name at SYSTRAN's address; Negotiate checks received in payment whether payable to Seller or to SYSTRAN; endorse the name of Seller or Seller's trade name on any checks or other evidences of payment that may come into the possession of SYSTRAN on Bills purchased by SYSTRAN and on any invoices or other document relating to any of the Bills ; In Seller's name, or otherwise, demand, sue for, collect and get or give releases or any and all monies due or to become due on Bills; Compromise, prosecute, or defend any action, claim or proceeding as to Bills purchased by SYSTRAN. Nothing herein shall require SYSTRAN to instigate or become a party to any litigation as more fully set forth in Paragraph 6.3; Notify Debtors of assignment of accounts to SYSTRAN; and notify, direct, and instruct Debtors in Seller's name or Seller's trade name of the remit-to address and procedures for making payment on any Bills that are sold to SYSTRAN; Take all steps necessary to ensure payment of such amounts due; and do any and all things in Seller's name necessary and proper to carry out the purpose intended by the Factoring Agreement.

    9.    ADDITIONAL DOCUMENTS.   The Seller shall at all times, do, make,
execute and deliver all such additional and further instruments as may be reasonably requested by SYSTRAN in order to more completely vest in and assure to SYSTRAN and make available to it, the property and rights herewith or hereafter granted or assigned and transferred to SYSTRAN as collateral and to evidence the sale of the Bills to SYSTRAN and to carry into effect the provisions and intent of this Agreement.

     10.    LOCATION OF BOOKS AND RECORD, PLACE OF BUSINESS.   It is
understood that Seller's place of business is the one set forth in this Agreement and that all of its books, accounts, correspondence, papers and records pertaining to the services or sales
of products are located there, and all such    books, accounts,
correspondence, papers and records will be opened for SYSTRAN's inspection at all reasonable times.

    11. INDEMNIFICATION OF SYSTRAN; SALES AND EXCISE TAXES. Seller will indemnify and hold SYSTRAN harmless against any and all liability, loss or expense, including attorney's fees, caused by or arising out o any alleged claims, defenses, setoff or counterclaims asserted by any party and relating in any manner to the Bills purchased by SYSTRAN hereunder. In the event any sales or excise taxes are imposed by any state, federal or local authorities with respect to any of the Bills sold and assigned hereunder, where such taxes are required to be withheld or paid by SYSTRAN, Seller shall also indemnify SYSTRAN and hold it harmless with respect to all such taxes and hereby authorize SYSTRAN to charge to Seller's account any such tax that is paid or withheld by
SYSTRAN.   SYSTRAN may charge the deposit for any amount due under this paragraph.
          12.    FINANCIAL INFORMATION.   So long as Seller factors or has any
absolute or contingent obligation of any kind owing to SYSTRAN, the Seller will provide information regarding the business, affairs and financial condition of the Seller and its subsidiaries as SYSTRAN may reasonably request, including financial statements.

    13.     REORGANIZATION, ACQUISITIONS, CHANGE OF NAME OR LOCATION.
Seller will not, and will not permit any subsidiary to merge or consolidate with or into any corporation, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired. Seller shall notify SYSTRAN in writing not less than thirty (30) days prior to (a) any change of its name or use of any trade names or (b) any change in the address of the chief executive office and/or chief place of business of Seller or the location of any records pertaining to the Bills.

    14.   BANKRUPTCY.    Seller agrees to notify SYSTRAN of any voluntary or
involuntary bankruptcy petition filed by or against it or any guarantor within twenty-four (24) hours of such filing.

    15.    LITIGATION.   Except as disclosed in writing, Seller represents and
warrants to SYSTRAN as follows; There are no suits or proceedings pending or
to the knowledge of   Seller, threatened against or affecting Seller or any of
its subsidiaries which, if adversely determined, would have a material adverse effect of the financial condition or business of Seller and its subsidiaries and there are no proceedings by or before any governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Seller, threatened, against Seller or any of its subsidiaries. Further, Seller represents and warrants there is no claim, loss contingency, or proceeding, whether or not pending, threatened or imminent, against or otherwise affecting Seller that involves the possibility of any judgment or liability not fully covered by insurance or that may result in a material adverse change in the business, properties, or condition, financial or otherwise, of Seller.

    16.    TRADE NAMES.   Seller represents and warrants to SYSTRAN that it
utilizes no trade names in the conduct of its business except United States Antimony Corporation.

    17.   TAXES.   Seller represents and warrants to SYSTRAN that:   Seller
has filed all federal, state, and local tax returns and other reports it is required to file and has paid or made adequate provision for payments of all such taxes, assessments, and other governmental charges.

    18.   NO CONSENT OR APPROVAL NEEDED.   Seller represents and warrants to
SYSTRAN as follows: No consent or approval of any person, no waiver of any lien or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is or will be required in connection with the execution, delivery, performance, or enforcement, validity or priority of this Agreement or any other agreement, instrument, or document to be executed or delivered in connection herewith.

    19.    Terms and Termination

This Agreement is for a term of one (1) year from the date that a duly authorized representative of SYSTRAN executes this Agreement. The term of this Agreement shall renew automatically for additional one (1) year terms unless sooner terminated in accordance with the terms hereof. Seller may terminate this Agreement effective at the end of any term by giving thirty (30) days prior written notice to SYSTRAN at the address set forth in this Agreement. Seller may continue to offer any of its Bills to SYSTRAN during such thirty
(30) day period. SYSTRAN may terminate this Agreement at any time and for any reason by notifying Seller in writing of such termination.

All of Seller's representations, warranties, and other provisions of this Agreement shall survive such termination until SYSTRAN has been paid in full and Seller has fully performed all of its obligations. In addition, should any transfer of money or property to SYSTRAN hereunder be avoided in a bankruptcy proceeding involving Seller, any Account Debtor of Seller, or otherwise, then Seller's obligations hereunder shall be reinstated and/or supplemented to the extent of the avoided transfer, whether or not this Agreement has otherwise been terminate.

Notwithstanding the foregoing, Seller has the option to terminate this Agreement prior to the end of any term by giving SYSTRAN thirty (30) days prior written notice. Seller may continue to offer any of its Bills to SYSTRAN during such thirty (30) day period.
Seller shall be deemed to have terminated this Agreement prior to the end of any term on the date that Seller shall have ceased presenting Bills to SYSTRAN in the normal course for an uninterrupted period of thirty (30) days ("Deemed Termination"). Upon notice of early termination, or the date of a Deemed Termination by Seller, prior to the end of any term, whether or not Seller continues to offer its Bills to SYSTRAN during the thirty (30) day notice period applicable to Seller, Seller shall be obligated to pay to SYSTRAN, and Seller's deposit may be charged, an early termination premium ("Early Termination Premium") in an amount equal to ______ percent ( 2.0% ) times the dollar volume of Bills purchased by SYSTRAN during the month in which Seller's dollar volume of Bills purchased by SYSTRAN was the greatest multiplied by the number of months remaining in the then current term, or eleven (11) months, whichever is lower. Any partial month remaining in the current term shall constitute a full month for the purpose of calculating the Early Termination Premium. In addition, if SYSTRAN buys Bills from Seller as part of a special purchase, and should Seller terminate this Agreement within the first four (4) months of the term of this Agreement, Seller's Deposit shall be charged an Early Termination Premium in the amount of the balance of the Deposit on the termination date. The termination date shall be thirty (30) days after SYSTRAN's receipt of the termination notice or on the Deemed Termination date, unless a termination notice specifies a date that is more than thirty (30) days but less than sixty (60) days after SYSTRAN's receipt of the termination notice.
If SYSTRAN terminates this Agreement prior to the end of any term upon any default in the performance of Seller under this Agreement, in view of the ascertaining actual damages and by mutual agreement of the parties as to the reasonable calculation of SYSTRAN's lost profits as a result thereof, Seller shall be obligated to pay SYSTRAN upon the effective date of such termination, and Seller's deposit may be charged, a premium in an amount equal to the Early Termination
Premium as set forth above.

      20. EVENTS OF DEFAULT. The following shall be events of default under the terms of this Agreement: (a) default by Seller in the performance or payment, when due or payable, of any obligation under this Agreement or any other obligation of the Seller to SYSTRAN or any other financial institution or bank; (b) Seller agrees to the appointment of a receiver for its assets, makes general assignment for the benefit of creditors or declares that it is unable to pay its debts as they mature; (c) Seller files a proceeding under any law for the relief of Debtors, including but not limited to, Title 11 of the United States Code, the so-called Bankruptcy Code or any other similar law which may exist; (d) any involuntary petition under the Bankruptcy Code or similar statue has been filed against the Seller and not dismissed within sixty (60) days after filing without the entry of an order for relief; (e) the issuance of an attachment, execution, tax assessment or similar process against the Seller or its property which is not released within ten (10) days of its attachment; (f) any change in the conditions, financial or otherwise, of the Seller which reasonably causes SYSTRAN to deem itself insecure; (g) any of the representations and warranties in Section 7.1 of this Agreement were not true with respect to any Bill at the time the Bill was sold to SYSTRAN or any other representation or warranty in this Agreement was not true when made.

     20.1 In addition to all other remedies provided by law, upon the occurrence of an event of default, SYSTRAN may upon notice to the Seller immediately increase the amount of the deposit required under Section 4 of this Agreement to one-hundred percent
(100%) of the outstanding amount of Bills purchased from the Seller, and the Seller shall immediately deliver to SYSTRAN funds sufficient to create this one-hundred percent (100%) deposit. If Seller shall fail to make any such payment, SYSTRAN may immediately Chargeback to the Seller any or all of the Bills which SYSTRAN has purchased from Seller, and Seller shall immediately pay to
SYSTRAN the amount of such Chargeback. Should Seller fail to make such payment, SYSTRAN may seek payment of the deficiency from Seller and simultaneously collect all Chargeback Bills until the deficiency is satisfied. The deficiency will bear interest at the rate of prime plus four percent (4%) from the date it is incurred. Prime shall be that rate announced by SYSTRAN's lender on the date of the deficiency and may be adjusted with any change in the prime rate.

     20.2 In addition to all other remedies provided by law, upon the occurrence of an Event of Default, SYSTRAN, upon application to a court of competent jurisdiction and without the necessity of posting a bond or undertaking, shall be entitled as a matter of strict right, without notice and without regard to the value of any Bills or the solvency of any party bound for payment of the Bills, to injunctive relief to enforce the terms of this Agreement and to the appointment of a Receiver to (a) take possession of, collect and apply the proceeds of Bills, and take any and all actions deemed appropriate by such Receiver to enforce such Bills, and/or enter
upon the business premises of, take possession, of and operate the Seller and all of its assets including, without limitation, taking any and all actions deemed appropriate, for the protection, possession, control, managem ent and operation of the Seller's business, its assets and the Bills. Seller hereby acknowledges and agrees that if an Event of Default occurs and continues for a period of more than Five (5)
days after the Seller's receipt of written notice of such default, (a) the
Bills and the proceeds of the same are then in danger of being lost, removed or materially injured; and (b) the Seller is insolvent, or in imminent danger of insolvency. Seller unconditionally consents to the appointment of a receiver as provided herein. The receiver shall have all of the rights and powers permitted under the laws of
any state wherein any asset of the Seller is situated.   Seller will pay
SYSTRAN upon demand all expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to this paragraph, and any such amounts paid by SYSTRAN shall be secured by the security interest granted herein. Further, Seller expressly consents that the receiver appointed under this paragraph may be SYSTRAN or one of SYSTRAN's employees, representatives or attorneys. Nothing herein requires SYSTRAN to seek the appointment of a receiver or injunctive relief, nor does this paragraph in any way diminish SYSTRAN's right under paragraph 8 or any other provision of this Agreement or under applicable law.

    21.    EXPENSES OF ENFORCEMENT.    With respect to any default under this
Agreement, Seller shall reimburse SYSTRAN for all costs and expense, including reasonable attorneys', paralegal', accountants', and other experts and professional fees and all other fees and costs reasonably and actually incurred in connection with the default, or in the event that a suit, action arbitration, or other proceeding of any nature, including, without limitation, any proceeding under the United States Bankruptcy Code, any action seeking a declaration of rights or an action for recission is instituted to interpret or enforce this Agreement, including, but not limited to such fees an costs associated with trial and appeals.

    22.    JURISDICTION AND VENUE.   This Agreement shall be deemed to be a
contract under the laws of the State of Oregon and for all purposes shall be
governed and construed in accordance with the laws of that state.   Seller
irrevocably agrees that any legal
action or proceeding brought by or against Seller with respect to the Agreement will be brought in the Courts of the State of Oregon
or in the U.S. District Court for the District of Oregon.   Seller consents to
the jurisdiction of such courts.  This provision shall not
limit the right of SYSTRAN to bring such actions or proceedings against Seller in the court of such other states or jurisdictions where
Seller may be subject to jurisdiction.   Seller expressly authorizes service
or process in any such suit or action on its behalf upon
Registered Agent: John C. Lawrence   , at (address) 4946    Rt 200,   Thompson
Falls,      Mt.      59873     or upon such other agent
as SYSTRAN may approve in writing, as its agent for such purposes.

    23.    WAIVER, NOTICE.    The waiver by SYSTRAN of the breach of any term
of this Agreement or of the compliance therewith shall not be construed as a waiver of any other breach or compliance. Notices from either party to the other shall be given in writing and mailed postage prepaid, registered or certified mail, or placed in the hands of a national overnight delivery service, addressed to the addresses set forth opposite each party's name below, or at such other address as either party may hereafter advise the other in writing.

    24.    ASSIGNMENT.   Seller may not assign any of its rights or
obligations hereunder.   SYSTRAN may assign or grant a security interest in
this Agreement or in any Bills purchased by SYSTRAN without Seller's consent. SYSTRAN may assign any of its rights and remedies with respect to such Bills including the right to notify Debtors to make payments to SYSTRAN's assignee.

    25.    SEVERABILITY.    The provisions of this Agreement are severable and
if any of these provisions shall be held by any court of competent jurisdiction to be unenforceable such holding shall not affect or impair any other provisions hereof.

    26.    COMPLETE UNDERSTANDING.    This Agreement comprises the complete
understanding among the parties and may only be varied by a writing executed by the parties hereto. Paragraph headings are for convenience only.

    27.    NO OFFER/COMMITMENT.    The presentation of this Agreement to
Seller does not constitute either an offer or commitment to purchase Bills or to extend to Seller credit of any kind.

Executed this   30  Day of
March, 1999

United States Antimony Corporation

By:                 \s\      John C. Lawrence

     Title:
President

Address:   1250 Prospect Creek Rd.

Thompson, Mt   59873